SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 19, 2008

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2008, the Board of Directors of Principal Financial Group, Inc. (the “Company”) appointed Terry J. Lillis to the position of senior vice president effective immediately, and to the position of chief financial officer effective August 7, 2008.  Mr. Lillis currently holds the position of vice president and chief financial officer for the Retirement & Investor Services division of the Company.  A press release on this topic is included with this report as Exhibit 99.  Michael H. Gersie currently serves as the Company’s executive vice president and chief  financial officer.  Mr. Gersie previously announced his intention to retire no later than December 31, 2008.

In connection with his promotion, Mr. Lillis’ annual salary will be $319,000, subject to periodic adjustment in accordance with the Company’s regular salary review policy.  In addition, Mr. Lillis  will participate in the Company’s annual and long-term incentive compensation plans, qualified and non-qualified savings and retirement plans and other benefits as described in the Company’s current proxy statement filed with the Securities and Exchange Commission on April 9, 2008.

Mr. Lillis’ annual incentive target will be 70% of salary, and his long-term incentive award opportunity is 175% of salary for target performance.  Mr. Lillis will also receive in connection with his promotion a long-term incentive grant of $300,000 pursuant to the Company’s long-term incentive plan, representing a grant equal to 150% of salary, less the value of prior 2008 grants.  Realized compensation may vary considerably above or below the target award opportunity based on the Company’s performance and changes in share price over a three-year performance cycle subsequent to the grant.

Item 9.01 Financial Statements and Exhibits

99    Press Release Announcing Lillis Promotion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/Joyce N. Hoffman
Name:	Joyce N. Hoffman
Title:	Senior Vice President and Corporate Secretary

Date:   May 23, 2008